Exhibit 16.1

July 17, 2013

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read TransCoastal Corporation’s statements included under Item 4.01 of its Form 8-K filed on July 17, 2013 and we agree with such statements concerning our firm.

Regards,